UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2015

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2122 York Road

Oak Brook, Illinois 60523

(Address of principal executive offices)

(630) 574-3000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 13, 2015, Nathan D. Leight tendered his resignation as director and Chairman of the Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (the “Company”) and Denise E. Dickins tendered her resignation as director and Chair of the Audit Committee of the Company, in each case effective as of October 13, 2015. Neither Mr. Leight’s resignation nor Ms. Dickins’s resignation resulted from any disagreement, known to a member of the Board or an executive officer of the Company, regarding the Company’s operations, policies, practices or financial reporting.

The Company thanks both Mr. Leight and Ms. Dickins for their many contributions to the Company, and in particular is grateful for Mr. Leight’s leadership to the Board since becoming Chairman in 2011.

Appointment of Chairman of the Board of Directors and New Director

On October 13, 2015, the Board appointed current director Major General (Ret.) Michael J. Walsh as Chairman of the Board, effective immediately.

On October 16, 2015, the Board elected Robert Uhler as a director, effective immediately. Mr. Uhler will serve in the class of directors whose term expires at the Company’s 2018 Annual Meeting of Stockholders.

Mr. Uhler is the founder and President of The Uhler Group, a privately held strategy and marketing advisory firm, based in Boulder, Colorado. Previously, Mr. Uhler served as Chief Executive Officer of MWH Global Inc., an engineering, consulting and construction firm focused on water and natural resources, from 2001 to November 2011, as Chairman from 2009 to November 2011, and as Executive Chairman from November 2011 to December 2012. Mr. Uhler’s tenure at MWH Global included 25 years as its chief strategist.

Mr. Uhler will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Commission on April 2, 2015.

There are no arrangements or understandings between Mr. Uhler and any other person, pursuant to which Mr. Uhler was selected as a director. Neither Mr. Uhler nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Future Retirement of Chief Executive Officer

Jonathan W. Berger, Chief Executive Officer and director of the Company notified the Board on October 11, 2015 of his intention to retire, effective as of the earlier of April 13, 2017 and a date chosen by the Board. The Company is in the process of identifying a successor to fill the vacancy that will be created by Mr. Berger’s retirement and will engage an executive search firm to assist in the identification and assessment of internal and external candidates.

ITEM 8.01. Other Events.

The Company also issued a press release on October 16, 2015 announcing that the Board has initiated the process of reviewing potential strategic alternatives to enhance stockholder value. The Board will conduct this review with the assistance of financial advisors. There is no set timetable for the strategic review process.

The press release also announces the withdrawal of the Company’s Adjusted EBITDA guidance for the year ending December 31, 2015. A copy of the press release issued by the Company on October 16, 2015 is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated October 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

	By:	/s/ Mark W. Marinko
	Name:	Mark W. Marinko
	Title:	Senior Vice President and Chief Financial Officer

Dated: October 16, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated October 16, 2015.